                                                                     EXHIBIT 4.3

         FOURTH SUPPLEMENTAL INDENTURE, dated as of December 16, 2003 (this "FOURTH SUPPLEMENTAL INDENTURE"), between WYETH (as successor to AMERICAN HOME PRODUCTS CORPORATION), a Delaware corporation (the "ISSUER") and JPMORGAN CHASE BANK (as successor to MANUFACTURERS HANOVER TRUST COMPANY), a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Issuer and the Trustee have duly executed and delivered an Indenture, dated as of April 10, 1992 (as amended on October 13, 1992, the "INDENTURE"), providing for the authentication, issuance, delivery and administration of unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series by the Issuer (the "SECURITIES");

         WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of Securities (the "DEBENTURES") to be issued under the Indenture in an aggregate principal amount of up to $1,020,000,000, which may be authenticated and delivered as provided in the Indenture;

         WHEREAS, the Issuer desires to supplement the provisions of the Indenture to provide for the issuance of the Debentures under the terms of the Indenture as supplemented hereby;

         WHEREAS, Section 8.1(e) of the Indenture expressly permits the Issuer and the Trustee to enter into one or more supplemental indentures for the purposes of establishing the forms and terms of Debentures to be issued under the Indenture without the consent of the Holders of any Debentures then outstanding;

         WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Issuer has duly determined to execute and deliver to the Trustee this Fourth Supplemental Indenture; and

         WHEREAS, all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the premises, the Issuer and the Trustee mutually covenant and agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.01 . All terms contained in this Fourth Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and this Fourth Supplemental Indenture, this Fourth Supplemental Indenture shall govern. The words "herein," "hereof," "hereunder," and words of similar import shall refer to this Fourth Supplemental Indenture.

         Section 1.02 . Unless the context otherwise requires, the following terms shall have the following meanings:

         (a)      Definitions.

         "ADDITIONAL INTEREST" has the meaning specified in the Registration Rights Agreement.

         "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "CONTROL" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "APPLICABLE RATE" means, for any Interest Period, a rate equal to 6-Month LIBOR determined on the LIBOR Determination Date relating to the Interest Reset Date for such Interest Period, minus 0.50%, provided that in no event shall the Applicable Rate be less than 0%. The Applicable Rate for the first Interest Period shall be 0.73625%.

         "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law to close; provided such day is also a London banking day.

         "COMMON STOCK" shall mean the shares of Common Stock, $0.33-1/3 par value, of the Issuer as it exists on the date of this Fourth Supplemental Indenture, or any other shares of Capital Stock of the Issuer into which the Common Stock shall be reclassified or changed.

         "CONVERSION SETTLEMENT DATE" means (i) the Conversion Date or (ii) if the Issuer elects to pay cash in lieu of Common Stock pursuant to Section 5.03, the Business Day following the final day of the Cash Settlement Averaging Period.

         "CONVERSION PRICE" means, as of any date of determination, a dollar amount derived by dividing $1,000 principal amount of Debentures by the Conversion Rate in effect on such date.

         "CONVERSION RATE" means 16.5590 shares of Common Stock per $1,000 principal amount of Debentures, subject to adjustment pursuant to Section 5.07.

         "CUSTODIAN" means the Trustee or any Person appointed by the Trustee to act as custodian of Registered Global Securities for the Depositary.

         "DEBENTURES" or "DEBENTURE" means any of the Issuer's Floating Rate Convertible Senior Debentures due 2024, as amended or supplemented from time to time, issued under this Fourth Supplemental Indenture.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Registered Global Securities. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Fourth Supplemental Indenture, and thereafter, "DEPOSITARY" shall mean or include such successor.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "FOURTH SUPPLEMENTAL INDENTURE" means this supplemental indenture, as amended from time to time in accordance with the terms hereof.

         "INDENTURE" has the meaning set forth in the recitals herein.

         "INITIAL PURCHASERS" has the meaning set forth in the Purchase
Agreement.

         "INTEREST PAYMENT DATE" means January 15 and July 15 of each year, subject to Section 2.13 hereof, commencing July 15, 2004; provided that, if any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

         "INTEREST PERIOD" means the period from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment (or December 16, 2003 if no interest has been paid or been duly made available for payment) to, but excluding, the next succeeding Interest Payment Date, or any earlier Fundamental Change Purchase Date.

         "INTEREST RESET DATE" means each Interest Payment Date.

         "ISSUE DATE" of any Debenture means the date on which the Debenture was originally issued or deemed issued as set forth on the face of the Debenture.

         "ISSUER" means the party named as the "ISSUER" in the first paragraph of this Fourth Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of this Fourth Supplemental Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

         "ISSUER REQUEST" or "ISSUER ORDER" means a written request or order signed in the name of the Issuer by any Officer and delivered to the Trustee.

         "LAST REPORTED SALE PRICE" of the shares of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions on the principal United States securities exchange on which shares of Common Stock are traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by Nasdaq. The Last Reported Sale Price will be determined without reference to after-hours or extended market trading. If the shares of Common Stock are not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the Last Reported Sale Price will be the last quoted bid for the shares of Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the shares of Common Stock are not so quoted, the Last Reported Sale Price will be the average of the midpoint of the last bid and asked prices for the shares of Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

         If during a period applicable for calculating "LAST REPORTED SALE PRICE" pursuant to the definition in the preceding paragraph, an issuance, distribution, subdivision or combination occurs requiring an adjustment to the Conversation Rate pursuant to Section 5.07, "LAST REPORTED SALE PRICE" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

         "LEGAL HOLIDAY" means a day that is not a Business Day.

         "LIBOR DETERMINATION DATE" means the second London banking day preceding the related Interest Reset Date.

         "LONDON BANKING DAY" means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

         "MONEYLINE TELERATE PAGE 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, or the Secretary of the Issuer.

         "PURCHASE AGREEMENT" means the Purchase Agreement dated as of December 10, 2003 among the Issuer and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the initial purchasers named therein.

         "REDEMPTION DATE" means the date specified for redemption of the Debentures in accordance with the terms of the Debentures and this Fourth Supplemental Indenture.

         "REDEMPTION PRICE" means, when used with respect to any Debenture to be redeemed, 100% of the principal amount of such Debenture as of the Redemption Date, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of December 16, 2003 among the Issuer, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as representatives of the Initial Purchasers.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the January 1 or July 1, as the case may be, immediately preceding such Interest Payment Date.

         "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "SECURITY REGISTER" means the register maintained by the Registrar that evidences ownership of the Debentures.

         "SPECIAL RECORD DATE" means, for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 2.11.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Fourth Supplemental Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "TRADING DAY" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

         "TRUSTEE" means the party named as the "TRUSTEE" in the first paragraph of this Fourth Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of this Fourth Supplemental Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "VOTING STOCK," as applied to the stock (or the equivalent thereof) of any corporation, means stock (or the equivalent thereof) of any class or classes, however designated, having ordinary voting power for the election of a majority of the directors of such corporation, other than stock (or such equivalent) having such power only by reason of the happening of a contingency.

         "UNITED STATES" means the United States of America. The Commonwealth of Puerto Rico, the Virgin Islands and other territories and possessions are not part of the United States.

         "6-MONTH LIBOR," as determined by the Issuer, means with respect to any Interest Period:

         i. the rate for six-month deposits in United States dollars commencing on the related Interest Reset Date, that appears on the

                  Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date for such Interest Period, or

         ii. if no rate appears on the particular LIBOR Determination Date for such Interest Period on the Moneyline Telerate Page 3750, the rate calculated by the Issuer as the arithmetic mean of at least two offered quotations obtained by the Issuer after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Issuer with its offered quotation for deposits in United States dollars for the period of six months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, or

         iii.     if fewer than two offered quotations referred to in clause
                  (ii) are provided as requested, the rate calculated by the Issuer as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular LIBOR Determination Date by three major banks in The City of New York selected by the Issuer for loans in United States dollars to leading European banks for a period of six months commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, or

         iv. if the banks so selected by the Issuer are not quoting as mentioned in clause (iii), 6-month LIBOR in effect on the preceding LIBOR Determination Date (or 0.73625% per annum in the case of the Interest Reset Date on July 15, 2004).

         (b)      Other Definitions.

                                  TERM                                    DEFINED IN SECTION
                                  ----                                    ------------------
"Adjustment Event"..................................................                5.07(l)
"Agent Members".....................................................                2.09(f)
"capital stock".....................................................                7.01(a)
"Cash Amount".......................................................           5.03(a)(iii)
"Cash Settlement Averaging Period"..................................         5.03(a)(ii)(B)
"Cash Settlement Notice Period".....................................                5.03(a)
"Continuing Director"...............................................                7.01(a)
"Conversion Agent"..................................................                   2.04
"Conversion Date"...................................................                   5.02
"Conversion Obligation".............................................                5.01(a)

"Conversion Retraction Period".........................................                5.03(a)
"Conversion Settlement Distribution"...................................                5.03(a)
"Current Market Price".................................................             5.07(h)(i)
"Defaulted Interest"...................................................                   2.11
"Determination Date"...................................................                5.07(l)
"Distributed Assets or Securities" ....................................                5.07(d)
"Dividend Threshold Amount"............................................                5.07(e)
"Ex-Dividend Date".....................................................             5.07(g)(i)
"Ex-Dividend Time".....................................................             5.01(d)(i)
"Expiration Time"......................................................                5.07(f)
"Fair Market Value"....................................................            5.07(h)(ii)
"Final Notice Date"....................................................                5.03(a)
"Fundamental Change"...................................................                7.01(a)
"Fundamental Change Purchase Date".....................................                7.01(a)
"Fundamental Change Purchase Notice"...................................                7.01(c)
"Fundamental Change Purchase Price"....................................                7.01(a)
"Legend"...............................................................                2.06(e)
"Moody's"..............................................................                5.01(e)
"non-electing share"...................................................                   5.10
"Notice of Conversion..................................................                   5.02
"Paying Agent".........................................................                   2.04
"Publicly Traded Securities"...........................................                7.01(a)
"Purchase Date"........................................................                6.01(a)
"Purchased Shares" ....................................................             5.07(f)(i)
"Purchase Notice"......................................................                6.02(a)
"Purchase Price".......................................................                   6.02
"Record Date"..........................................................           5.07(h)(iii)
"Registered Global Security"...........................................                   2.01
"Rights"...............................................................                   5.12
"Rights Agreement".....................................................                   5.12
"S&P"..................................................................                5.01(e)
"Stated Maturity"......................................................                   2.01
"Trigger Event" .......................................................                5.07(d)

                                    ARTICLE 2
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

         Section 2.01 Designation, Form And Dating. The Debentures shall be a series of senior unsecured debentures and are hereby authorized and designated as "FLOATING RATE CONVERTIBLE SENIOR DEBENTURES DUE 2024."

         The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit
A. The terms and provisions contained in the form of Debentures attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Fourth Supplemental Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Fourth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Fourth Supplemental Indenture, the Indenture, or as may be required by the Trustee, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on The PORTAL(R) Market or as may be required for the Securities to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

         Subject to Section 2.09 hereof, so long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by the Indenture, all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a "REGISTERED GLOBAL SECURITY"). The transfer and exchange of beneficial interests in any such Registered Global Security shall be effected through the Depositary in accordance with this Fourth Supplemental Indenture and the applicable procedures of the Depositary.

         Each Registered Global Security shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Debentures. Any endorsement of a Registered Global Security to reflect the amount of any increase or decrease in the principal amount of outstanding Debentures represented thereby shall be made by the Trustee in accordance with the standing instructions and procedures existing between the Depositary and the Trustee.

         Each Debenture shall be dated the date of its authentication.

         Section 2.02 Stated Maturity; Interest. The Stated Maturity of the Debentures shall be January 15, 2024. The Debentures shall bear interest at the Applicable Rate as set forth in the form of Debenture attached as Exhibit A hereto. The Debentures shall bear Additional Interest, if any, as set forth in the Registration Agreement.

         Section 2.03 Limit On Amount Of Series. The aggregate principal amount of Debentures which may be authenticated and delivered under this Fourth Supplemental Indenture is limited to $1,020,000,000.

         Section 2.04 Registrar, Paying Agent, Conversion Agent And Trustee. The Issuer shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Debentures may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Debentures may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Issuer may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent and the term Conversion Agent includes any additional conversion agent.

         The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar, Paying Agent, Trustee or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.6 of the Indenture. The Issuer or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Trustee, Conversion Agent or co-registrar.

         The Issuer initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Debentures.

         Section 2.05 Paying Agent to Hold Money and Debentures in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Debenture, the Issuer shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or, if applicable, Common Stock sufficient to make such payments when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders and/or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Debentures and shall notify the Trustee of any Default by the Issuer in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Issuer, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying

Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

         Section 2.06 Transfer And Exchange. Notwithstanding anything in the contrary in the Indenture, this Section 2.06 shall apply to the Debentures in lieu of Section 2.8 of the Indenture. Subject to Section 2.09 and Section 2.10 hereof, upon surrender for registration or transfer of any Debenture, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing, at the office or agency of the Issuer designated as Registrar or co-registrar pursuant to Section 2.04, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denomination or denominations, of a like aggregate principal amount. The Issuer shall not charge a service charge for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Debentures from the Holder requesting such registration of transfer or exchange.

         The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Debentures selected for redemption (except, in the case of Debentures to be redeemed in part, the portion thereof not to be redeemed) or any Debentures in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Fourth Supplemental Indenture (except, in the case of Debentures to be purchased in part, the portion thereof not to be purchased) or any Debentures for a period of 15 days before the mailing of a notice of redemption of Debentures to be redeemed.

         (a) Notwithstanding any provision to the contrary herein, so long as a Registered Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Registered Global Security, in whole or in part, shall be made only in accordance with Section 2.09 and Section 2.10 and this Section 2.06(a). Transfers of a Registered Global Security shall be limited to transfers of such Registered Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (b) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Debentures.

         (c) Any Registrar appointed pursuant to Section 2.06(a) hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Debentures upon registration of transfer or exchange of Debentures.

         (d) No Registrar shall be required to make registrations of transfer or exchange of Debentures during any periods designated in the text of the Debentures or in this Fourth Supplemental Indenture as periods during which such registration of transfers and exchanges need not be made.

         (e) Prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), if Debentures are issued upon the transfer, exchange or replacement of Debentures subject to restrictions on transfer and bearing the legends on the form of Debenture attached hereto as Exhibit A setting forth such restrictions (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Debenture, the Debentures so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Issuer and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such Debentures are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence or (ii) notification by the Issuer to the Trustee and Registrar of the sale of such Debenture pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Issuer, shall authenticate and deliver a Debenture that does not bear the Legend. If the Legend is removed from the face of a Debenture and the Debenture is subsequently held by an Affiliate of the Issuer, the Legend shall be reinstated. Any shares of Common Stock issued upon conversion of Debentures that bear the Legend shall bear a restricted legend substantially identical to the Legend unless otherwise required by applicable law.

         Nothing in this Fourth Supplemental Indenture or in the Debentures shall prohibit the sale or other transfer of any Debentures (including beneficial interests in Registered Global Securities) to the Issuer or any of its Subsidiaries.

         Section 2.07 Outstanding Debentures; Determinations of Holders' Actions. Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those delivered to it pursuant to Section 2.9 of the Indenture and those described in this Section 2.07 as not outstanding. A Debenture does not cease to be outstanding because the Issuer or an Affiliate thereof holds the Debenture; provided, however, that in determining whether the Holders of the requisite principal amount of Debentures have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Issuer or any other obligor upon the Debentures or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Debentures outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations regarding remedies and supplemental indentures).

         If a Debenture is replaced pursuant to Section 2.9 of the Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a protected purchaser.

         If the Paying Agent holds, in accordance with this Fourth Supplemental Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Fundamental Change Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Debentures payable on that date, then immediately after such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Debentures shall cease to be outstanding and interest (including Additional Interest, if any) on such Debentures shall cease to accrue; provided, that if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Fourth Supplemental Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Debenture is converted in accordance with Article 5, then from and after the time of conversion on the Conversion Date, such Debenture shall cease to be outstanding and interest shall cease to accrue on such Debenture, unless the Holder of such Debenture retracts the Notice of Conversion pursuant to
Section 5.02.

         Section 2.08 Persons Deemed Owners. Prior to due presentment of a Debenture for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of the Debenture or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary. Notwithstanding the foregoing or anything to the contrary in the Indenture, any owner of a beneficial interest in a Registered Global Security may directly enforce, without any consent, proxy, notice or participation of any kind from the Depositary or any other Person, the exchange of such owner's beneficial interest for definitive Debentures issued in registered form set forth in Section 2.09 hereof.

         Section 2.09 Registered Global Securities.

         (a) Notwithstanding any other provisions of this Fourth Supplemental Indenture, the Indenture or the Debentures, transfers of a Registered Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and this Section 2.09. A Registered Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (a) shall not prohibit any transfer of a Debenture that is issued in exchange for a Registered Global Security but is not itself a Registered Global Security. No transfer of a Debenture to any Person shall be effective under this Fourth Supplemental Indenture unless and until such Debenture has been registered in the name of such Person.

         (b) Notwithstanding any other provisions of this Fourth Supplemental Indenture, the Indenture or the Debentures, a Registered Global Security shall not be exchanged in whole or in part for a Debenture registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Registered Global Security may be exchanged for Debentures registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Issuer that it is unwilling, unable or ineligible to continue as Depositary for such Registered Global Security and a successor Depositary is not appointed by the Issuer within 90 days, (ii) the Issuer decides to discontinue the use of the system of book-entry transfer through the Depositary (or any successor Depositary), (iii) any holder of a beneficial interest in such Registered Global Security through the Depositary requests to exchange such beneficial interest for a Debenture in registered form in accordance with customary procedures of the Depositary or
(iv) an Event of Default has occurred and is continuing. Any Registered Global Security exchanged pursuant to clause (a) above shall be so exchanged in whole and not in part. Any Debenture issued in exchange for a Registered Global Security or any portion thereof shall be a Registered Global Security; provided that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Registered Global Security.

         (c) Debentures issued in exchange for a Registered Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Registered Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable Legends provided for herein. Any Registered Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Registered Global Security to be exchanged in part, either such Registered Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Registered Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Debenture issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

         (d) Subject to the provisions of Section 2.09(f) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Fourth Supplemental Indenture or the Debentures.

         (e) In the event of the occurrence of any of the events specified in Section 2.09(b) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

         (f) Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Fourth Supplemental Indenture with respect to any Registered Global Security registered in the name of the Depositary or any nominee thereof, or under any such Registered Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and holder of such Registered Global Security for all purposes whatsoever; provided, however, that any Agent Members or any other holder of a beneficial interest in such Registered Global Security may directly enforce, without the proxy, certification, consent or involvement of the Depositary, any request to exchange such interest in such Registered Global Security for a registered Debenture in such person's name in accordance with clause (b)(iii) above. Notwithstanding the foregoing, nothing herein shall prevent the Issuer or the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Debenture.

         Section 2.10 Legends.

         (a) Subject to the succeeding paragraph, every Debenture shall be subject to the restrictions on transfer provided in the Legend including the delivery of a certification or an Opinion of Counsel as set forth in the Legend, if so requested by the Issuer or the Registrar. Whenever any Security bearing the

Legend is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in the Assignment Form, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

         (b) Beneficial interests in any Registered Global Security bearing the Legend shall be subject to restrictions on transfer comparable to those set forth therein to the extent required by the Securities Act. Beneficial interests in the Registered Global Security bearing the Legend may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Registered Global Securities bearing the Legend or Registered Global Securities not bearing the Legend in accordance with the transfer restrictions set forth in the Legend. To the extent required to comply with the Securities Act and any applicable procedures of the Depositary, transfers of an interest in the Registered Global Securities bearing the Legend to Registered Global Securities not bearing the Legend shall be accompanied by a certificate in substantially the form set forth in the Assignment Form.

         (c) The restrictions imposed by the Legend upon the transferability of any Debenture shall cease and terminate when such Debenture has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Debenture as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Debenture for exchange to the Registrar in accordance with the provisions of this Section 2.10 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Issuer, addressed to the Issuer and the Registrar and in form acceptable to the Issuer, to the effect that the transfer of such Debenture has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Debenture, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Issuer shall inform the Trustee of the effective date of any registration statement registering the Debentures under the Securities Act. The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

         (d) As used in the preceding two paragraphs of this Section 2.10, the term "TRANSFER" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Debenture.

         Section 2.11. Payment of Interest; Interest Rights Preserved. Interest, including Additional Interest, if any, on any Debenture that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.2 of the Indenture. However, the Issuer may make such interest payments by check payable to or upon the written order of the Person entitled thereto pursuant to Section 3.1 of the Indenture, to the address of such Person as it appears on the Debenture Register; provided that, notwithstanding Section 3.1 of the Indenture, payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Registered Global Securities and all Debentures of Holders of more than $2,000,000 aggregate principal amount of Debentures that have requested such method of payment and provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable Interest Payment Date.

         Any interest on any Debenture that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

         (a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such

Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Debentures at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

         (b) The Issuer may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Debenture delivered under this Fourth Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         Section 2.12. Discharge of Liability on Debentures. Notwithstanding anything to the contrary in Section 10.1(A) of the Indenture, the following provision shall apply to the Debentures. When (i) the Issuer delivers to the Trustee or any Paying Agent all outstanding Debentures (other than Debentures replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Debentures have become due and payable, whether at Stated Maturity, any Redemption Date, any Purchase Date, a Fundamental Change Purchase Date, or upon conversion or otherwise, and the Issuer deposits with the Trustee or any Paying Agent cash or, if expressly permitted by the terms of the Debentures, Common Stock or direct obligations of the United States of America, backed by its full faith and credit, sufficient to pay all amounts due and owing on all outstanding Debentures (other than Debentures replaced pursuant to Section 2.07), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Fourth Supplemental Indenture shall, subject to Section 6.6 of the Indenture, cease to be of further effect, except for the indemnification of the Trustee, which shall survive such satisfaction and discharge. The Trustee shall join in the execution of a document prepared by the Issuer acknowledging satisfaction and discharge of this Fourth Supplemental Indenture on demand of the Issuer accompanied by an Officers' Certificate and Opinion of Counsel and at the reasonable cost and expense of the Issuer.

         Sections 10.1(B) and 10.1(C) of the Indenture shall not apply to the Fourth Supplemental Indenture and the Debentures.

         Section 2.13. Legal Holiday. Notwithstanding anything to the contrary in the Indenture and subject to the next two succeeding sentences, if any specified date (including a date for giving notice) on which action is to be taken under this Indenture is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday. In any case where an Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date, Purchase Date or Fundamental Change Purchase Date) of a Debenture falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day, provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the Business Day immediately preceding such Interest Payment Date. If the Stated Maturity, Redemption Date, Purchase Date or Fundamental Change Purchase Date of a Debenture would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity, Redemption Date, Purchase Date or Fundamental Change Purchase Date to such next succeeding Business Day.

                                    ARTICLE 3
                                    REMEDIES

         Section 3.01. Additional Events of Default. Pursuant to Section 5.1(f) of the Indenture, in addition to the Events of Default set forth in the Indenture, the following (without duplication to those set forth in the Indenture) shall constitute Events of Default with respect to the Debentures:

         (a) the Issuer fails to deliver Common Stock, or cash in lieu thereof, or a combination of the foregoing, upon conversion of any Debenture and such failure continues for 10 days following the payment date or settlement date for such cash or Common Stock; and

         (b) the Issuer fails to provide notice of a Fundamental Change when due and such failure continues for 10 days following written notice to the Issuer from the Trustee or Holders of not less than 25% in aggregate principal amount of the Debentures.

                                    ARTICLE 4
                            REDEMPTION OF DEBENTURES

         Section 4.01. Right to Redeem; Notices to Trustee. Prior to July 20, 2009, the Debentures shall not be redeemable at the option of the Issuer. Beginning on

July 20, 2009 and until the Stated Maturity, the Debentures are redeemable for cash as a whole, or from time to time in part, at the option of the Issuer at the Redemption Price; provided that if the Redemption Date falls after a Regular Record Date but on or prior the next succeeding Interest Payment Date, accrued and unpaid interest (including Additional Interest, if any) shall be paid to the Holder of record as of the applicable Regular Record Date, rather than to the Holder presenting the Debenture for redemption. If the Issuer elects to redeem Debentures, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Debentures to be redeemed and the Redemption Price.

         The Issuer shall give the notice by mail to the Trustee provided for in this Section 4.01 by an Issuer Order no later than the time it gives notice to the Holders; provided that if all of the Debentures are not Registered Global Securities, then the Issuer shall provide such notice not less than 40 days before the Redemption Date.

         Section 4.02. Selection of Debentures to Be Redeemed. If less than all the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Debentures are then listed). The Trustee shall make the selection at least 20 days but not more than 60 days before the Redemption Date from outstanding Debentures not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Debentures that have denominations larger than $1,000. Debentures and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Fourth Supplemental Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Issuer in writing promptly of the Debentures or portions of Debentures to be redeemed.

         If any Debenture selected for partial redemption is converted in part before the Business Day immediately preceding the Redemption Date, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures which have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 4.03. Notice Of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed.

         (a) The notice shall identify the Debentures to be redeemed (including the CUSIP numbers) and shall at a minimum state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii)    the Conversion Rate;

                  (iv) the name and address of the Paying Agent and Conversion Agent;

                  (v) that Debentures called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

                  (vi) that Holders who want to convert Debentures must satisfy the requirements set forth in the applicable provisions of the Debentures;

                  (vii) whether the Issuer will deliver cash, Common Stock or a combination of cash and Common Stock in the event a Holder converts Debentures called for redemption (which such election shall apply to all conversions of Debentures to the Business Day immediately preceding the Redemption Date);

                  (viii) that Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (ix) if fewer than all the outstanding Debentures are to be redeemed, the certificate number and principal amounts of the particular Debentures to be redeemed;

                  (x) that, unless the Issuer defaults in making payment of such Redemption Price, interest (including Additional Interest, if any) on Debentures called for redemption will cease to accrue on and after the Redemption Date; and

                  (xi)     the CUSIP number of the Debentures.

         (b) At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense, provided that the Issuer makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to such notice of redemption.

         Section 4.04. Effect of Notice of Redemption. Once notice of redemption is given, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Debentures which are converted in accordance with the terms of this Fourth

Supplemental Indenture. Upon surrender to the Paying Agent, such Debentures shall be paid at the Redemption Price stated in the notice.

         Section 4.05. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time on the Redemption Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption which on or prior thereto have been delivered by the Issuer to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Issuer any money not required for that purpose because of conversion of Debentures pursuant to Article 5. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust.

         Section 4.06. Debentures Redeemed in Part. Upon surrender of a Debenture that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Debenture in an authorized denomination equal in principal amount to the unredeemed portion of the Debenture surrendered.

                                    ARTICLE 5
                                   CONVERSION

         Section 5.01. Right To Convert.

         (a) Subject to and upon compliance with the provisions of this Fourth Supplemental Indenture the holder of any Debenture shall have the right, at such holder's option, to convert the principal amount of the Debenture, or any portion of such principal amount which is a multiple of $1,000, into fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Debenture so to be converted in whole or in part, together with any required funds, only under the circumstances described in this Section 5.01 and in the manner provided in Section 5.02.

         Notwithstanding any other provision of the Debentures or this Fourth Supplemental Indenture, all Holders' rights with respect to conversion of the Debentures and the Issuer's obligation to deliver shares of Common Stock at the Conversion Rate upon such conversion (the "CONVERSION OBLIGATION"), are subject, in their entirety, to the Issuer's right, in its sole and absolute discretion, to elect to satisfy such Conversion Obligation in any manner permitted pursuant to Section 5.03.

         (b) Debentures may be surrendered for conversion into shares of Common Stock in integral multiples of $1,000 principal amount:

                  (i) during any calendar quarter commencing after March 31, 2004 and prior to December 31, 2022 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is more than 130% of the Conversion Price as of the last day of such previous calendar quarter and

                  (ii) at any time after December 31, 2022 and prior to the Stated Maturity if, the Last Reported Sale Price of the Common Stock is greater than or equal to 130% of the Conversion Price on any day after December 31, 2022.

         (c) Any Debentures called for redemption under Article 4 hereof may be surrendered for conversion into shares of Common Stock in integral multiples of $1,000 principal amount at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if the Debentures are not otherwise convertible at such time.

         (d) Debentures may be surrendered for conversion into shares of Common Stock in integral multiples of $1,000 principal amount:

                  (i) if the Issuer elects to distribute to all holders of Common Stock

                           (A) rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of such distribution, Common Stock at less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution or

                           (B) assets, debt securities or rights to purchase the Issuer's securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution beginning on the date that the Issuer gives notice to the holders of such right, which shall not be less than 20 days prior to the time ("EX
         - DIVIDEND TIME") immediately prior to the commencement of "EX - DIVIDEND" trading for such distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the Common Stock is then listed or quoted for such dividend or distribution, and Debentures may be surrendered for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the Ex-Dividend Time and the date the Issuer announces that such dividend or distribution will not take place even if the Debentures are not otherwise convertible at such time; provided that Holders shall not have the right to surrender Debentures for conversion pursuant to this Section 5.01(d) if they will otherwise participate in the distribution described above without first converting Debentures into Common Stock; or

                  (ii) if the Issuer is a party to a consolidation, merger or binding share exchange pursuant to which shares of Common Stock would be converted into cash, securities or other property as set forth in Section 5.10, at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction (or, if such transaction constitutes a Fundamental Change, until the Business Day preceding the applicable Fundamental Change Purchase Date) and, at the effective time of the transaction, the right to convert a Debenture into shares of Common Stock shall be changed into a right to convert such Debenture into the kind and amount of cash, securities or other property of the Issuer or another person that the Holder would have received if the Holder had converted such Debenture immediately prior to the transaction as set forth in Section 5.10.

         (e) Debentures may be surrendered for conversion into shares of Common Stock in integral multiples of $1,000 principal amount, during any period in which (i) the credit rating assigned to the Debentures by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors ("S&P") is below BBB-, (ii) the credit rating assigned to the Debentures by Moody's Investors Services, Inc. and its successors ("MOODY'S") is below Baa3 or (iii) the Debentures by are no longer rated by at least one of S&P or Moody's.

         Section 5.02. Conversion Procedures. To convert a Debenture, a Holder must (a) complete and manually sign the Notice of Conversion or a facsimile of the Notice of Conversion on the back of the Debenture (the "NOTICE OF CONVERSION") and deliver such notice to the Conversion Agent, (b) surrender the Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) if required, pay all transfer or similar taxes and (e) if required, pay funds equal to the interest payable on the next Interest Payment Date. To convert a beneficial interest in the Debenture, the holder thereof must comply with clauses (d) and (e) of the preceding sentence through the Depositary's procedures for conversion and any other applicable procedures of the Depositary. The date on which the Holder satisfies all of those requirements is the "CONVERSION DATE."

         The Issuer will, on the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled), if any, of the Conversion Settlement Distribution determined pursuant to Section 5.03 to the Holder of a Debenture surrendered for conversion, or such Holder's nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Settlement Distribution.

         The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record at the close of business on the applicable Conversion Settlement Date; provided, however, that if any such date is a date when the stock transfer books of the Issuer are closed, such Person shall be deemed a shareholder of record as of the next date on which the stock transfer books of the Issuer are open.

         No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 5. On conversion of a Debenture, any accrued and unpaid interest with respect to such Debenture that is attributable to the period from the Issue Date to the Conversion Date shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder of such Debenture through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Debenture being converted pursuant to the provisions hereof, and the fair market value of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for any accrued and unpaid interest attributable to the period from the Issue Date to the Conversion Date, and the balance, if any, of such fair market value shall be treated as issued in exchange for the principal amount of the Debenture being converted pursuant to the provisions hereof. Notwithstanding the preceding sentence (but without limiting the Holder's obligation in the third succeeding paragraph below), on conversion of a Debenture during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date.

         If a Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Debentures converted.

         Upon surrender of a Debenture that is converted in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture equal in principal amount to the principal amount of the unconverted portion of the Debenture surrendered.

         Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Issuer or its order, in New York Clearing House funds or other funds acceptable to the Issuer, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Issuer has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Interest Payment Date to which such Regular Record Date relates, (2) the Issuer has specified a Fundamental Change Purchase Date during such period or (3) only to the extent of overdue interest or overdue Contingent Interest, any overdue interest or overdue Contingent Interest exists on the Conversion Date with respect to the Debentures converted.

         Section 5.03. Payment Of Cash In Lieu Of Common Stock.

         (a) If a Holder elects to convert all or any portion of a Debenture into shares of Common Stock as set forth in Section 5.01 and the Issuer receives such Holder's Notice of Conversion on or prior to the day that is 20 days prior to the Stated Maturity, or with respect to Debentures called for redemption pursuant to Section 5.01, the day that is 20 days prior to the applicable Redemption Date (the "FINAL NOTICE DATE"), the Issuer may choose to satisfy all or any portion of the Conversion Obligation in cash. Upon such election, the Issuer will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Issuer's receipt of the Notice of Conversion (such period, the "CASH SETTLEMENT NOTICE PERIOD"). If the Issuer elects to pay cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the Notice of Conversion at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"); no such retraction can be made (and a Notice of Conversion shall be irrevocable) if the Issuer does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares). With respect to any

Notice of Conversion received by the Issuer prior to the Final Notice Date, the "CONVERSION SETTLEMENT DISTRIBUTION" for any Debenture subject to such Notice of Conversion shall consist of cash, Common Stock or a combination thereof, as selected by the Issuer as set forth below:

                  (i) if the Issuer elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Conversion Settlement Distribution shall be a number of shares equal to (1) the aggregate principal amount of the Debentures to be converted divided by 1,000, multiplied by (2) the Conversion Rate, plus cash for any fractional shares pursuant to Section 5.04; provided that, if, on the date a Holder submits its Notice of Conversion with respect to Restricted Securities (as defined in the Registration Rights Agreement) at a time when there exists a Registration Default (as defined in the Registration Rights Agreement), for purposes of this Section 5.03(a)(i) and Section 5.03(a)(iii) the Conversion Rate shall be multiplied by 1.03;

                  (ii) if the Issuer elects to satisfy the entire Conversion Obligation in cash, the Conversion Settlement Distribution shall be cash in an amount equal to the product of:

                           (A) a number equal to the product of (x) the aggregate principal amount of Debentures to be converted divided by 1,000 multiplied by (y) the Conversion Rate, and

                           (B) the average of the Last Reported Sale Prices of the Common Stock for the 10 Trading Days beginning on the Trading Day immediately following the final day of the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD"); and

                  (iii) if the Issuer elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Conversion Settlement Distribution shall consist of such cash amount ("CASH AMOUNT") and a number of shares equal to the excess, if any, of the number of shares of Common Stock calculated as set forth in clause (i) above, minus the number of shares of Common Stock equal to the Cash Amount divided by the average of the Last Reported Sales Prices of the Common Stock for the Cash Settlement Averaging Period (plus cash for any fractional shares pursuant to Section 5.04); provided, however, the number of shares of Common Stock shall not be less than zero.

         (b) At any time on or before any Final Notice Date, the Issuer will notify the Trustee whether it intends to satisfy all or any portion of the Conversion Obligation in cash with respect to conversions of Debentures for which the Issuer receives a Notice of Conversion after such Final Notice Date and the dollar amount to be satisfied in cash (which must be expressed either as 100% or as a fixed dollar amount). In such case, the applicable Conversion Settlement Distribution will be computed in the same manner as set forth in clause (a) above except that the Cash Settlement Averaging Period shall be the 10 Trading Days beginning on the first Trading Day following the Issuer's receipt of the Notice of Conversion or in the event that the Issuer receives a Notice of Conversion on the Business Day prior to the Stated Maturity, the 10 Trading Days beginning on the first Trading Day after the Stated Maturity.

         (c) Notwithstanding anything to the contrary in this Fourth Supplemental Indenture, at any time prior to Stated Maturity, the Issuer may irrevocably elect, in its sole discretion without the consent of the Holders of the Debentures, by written notice to the Trustee and the holders of the Debentures to satisfy a portion of the Conversion Obligation for all Debentures for conversion after the date of such election by paying in cash 100% of the principal amount of the Debentures so converted. After making such an election, the Issuer may satisfy the remainder of the Conversion Obligation to the extent it exceeds the principal amount in cash or Common Stock or a combination of cash and Common Stock as set forth above. If the Issuer chooses to satisfy all or a portion of the remainder of the Conversion Obligation in cash, the Issuer will provide notice of such election in the same manner as set forth above under either clause (a) or (b), whichever is applicable. If the Issuer chooses to satisfy all of the remainder of the Conversion Obligation in Common Stock, notice of the election to deliver cash for the principal amount will be deemed to have been provided on the last date of the Cash Settlement Notice Period and the notice of conversion will not be retractable. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under clause (a) or (b), as applicable.

         Section 5.04. Fractional Shares. The Issuer shall not issue a fractional share of Common Stock upon conversion of a Debenture. Instead, the Issuer will deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Settlement Date by the fractional amount and rounding the product to the nearest whole cent.

         Section 5.05. Taxes on Conversion. If a Holder converts a Debenture, the Issuer shall pay any documentary, stamp or similar issue or transfer taxes due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         Section 5.06. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

         (a) The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

         (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Issuer will take all corporate action, if any, which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

         (c) (i) The Issuer covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable by the Issuer and, subject to the provisions of Section 11.05, free from all taxes, liens and charges with respect to the issue thereof.

                  (ii) The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Issuer will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

         (d) The Issuer further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Issuer will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debenture; provided, however, that, if the rules of such exchange or automated quotation system permit the Issuer to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Fourth Supplemental Indenture, the Issuer covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

         Section 5.07. Adjustment Of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Issuer as follows:

         (a) In case the Issuer shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                  (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 5.07(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Issuer shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price as of the date immediately preceding the record date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding on the record date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

                  (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the Current Market Price as of the date immediately preceding the record date fixed for determination of stockholders entitled to receive such rights or warrants.

         Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price as of the date immediately preceding the record date fixed for determination of stockholders entitled to receive such rights or warrants, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Issuer shall, by dividend or otherwise, distribute to all holders of its Common Stock assets, debt securities, shares of any class of capital stock of the Issuer or rights or warrants to purchase any securities of the Issuer excluding (x) any dividend or distribution or issuance referred to in Section

5.07(a), (b) or (g) and (y) any dividend or distribution paid exclusively in cash (any of the foregoing hereinafter in this Section 5.07(d) called the "DISTRIBUTED ASSETS OR SECURITIES")), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Regular Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such Regular Record Date; and

                  (ii) the denominator of which shall be the Current Market Price on such Regular Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Regular Record Date of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Regular Record Date provided that if the difference between the Current Market Price on the Regular Record Date and the then Fair Market Value (as so determined) of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets or Securities such holder would have received had such holder converted each Debenture on the Regular Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 5.07(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Regular Record Date.

         Rights or warrants distributed by the Issuer to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Issuer's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.07 (and no adjustment to the Conversion Rate under this Section 5.07 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.07(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Fourth Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.07 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

         For purposes of this Section 5.07(d) and Section 5.07(a) and (b), any dividend or distribution to which this Section 5.07(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock described in Section 5.07(b) (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of assets, debt securities or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 5.07(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 5.07(a) and 5.07(b) with respect to such dividend or distribution shall then be made), except (A) the Regular Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 5.07(a) and 5.07(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 5.07(a).

         (e) In case the Issuer shall, by dividend or otherwise, make distributions consisting exclusively of cash to all holders of its Common Stock, excluding any cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock (x) in any quarter does not exceed $0.23 and (y) in any calendar year does not exceed $0.92 (each such number, the "DIVIDEND THRESHOLD AMOUNT") (the Dividend Threshold Amount shall be subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment to the Conversion Rate pursuant to this clause (e)) then, in each such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such record date; and

                  (ii) the denominator of which shall be the Current Market Price on such record date less the amount of cash (subject to the immediately succeeding paragraph) so distributed applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Debenture on the Regular Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         If any adjustment is required to be made as set forth in this Section 5.07(e) as a result of a distribution that is a quarterly or annual dividend, such adjustment shall be based upon the amount by which such distribution exceeds the Dividend Threshold Amount. If an adjustment is required to be made as set forth in this Section 5.07(e) above as a result of a distribution that is not a quarterly or annual dividend, such adjustment shall be based upon the full amount of the distribution.

         (f) In case a tender or exchange offer made by the Issuer or any Subsidiary for all or any portion of the Common Stock (other than offers not subject to Rule 13e-4 under the Exchange Act) shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Issuer is obligated to purchase shares pursuant to any such tender or exchange offer, but the Issuer is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

         (g) If the Issuer pays a dividend or makes a distribution to all holders of its Common Stock consisting of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Issuer, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Regular Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the sum of (A) the average of the Last Reported Sale Prices of the Common Stock for the ten (10)

         Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "EX-DIVIDEND DATE") plus the fair market value of the securities distributed in respect of each share of Common Stock for which this Section 5.07(g) applies which shall equal the product of the number of securities distributed in respect of each share of Common Stock and the average of the closing sale prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

                  (ii) the denominator of which shall be the average of the Last Reported Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following the fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Last Reported Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the fair market value of the securities distributed in respect of each share of Common Stock for which this
Section 5.07(g) applies (as calculated in Section 5.07(g)(i)(B) above) is less than $1.00, then in lieu of the adjustment provided by for by this Section 5.07(g), the Issuer may (but shall not be obligated to) treat such dividend or distribution as a transaction to which the provisions of Section 5.10 shall apply.

         (h) For purposes of this Section 5.07, the following terms shall have the meaning indicated:

                  (i) "CURRENT MARKET PRICE" shall mean the average of the daily Last Reported Sale Prices per share of Common Stock for the twenty consecutive Trading Days ending on the earlier of such date of determination and the day before the "EX" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "EX" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Last Reported Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         If another issuance, distribution, subdivision or combination to which
         Section 5.07 applies occurs during the period applicable for calculating "CURRENT MARKET PRICE" pursuant to the definition in the preceding paragraph, "CURRENT MARKET PRICE" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Last Reported Sale Price of the Common Stock during such period.

                  (ii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  (iii) "REGULAR RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (i) The Issuer may make such increases in the Conversion Rate in addition to those required by Section 5.07(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         To the extent permitted by applicable law, the Issuer from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Issuer, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Issuer shall mail to Holders a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one-half of one percent (0.5%) in such rate; provided that any adjustments that by reason of this Section 5.07(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 5 shall be made by the Issuer and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. To the extent the Debentures become convertible into cash, assets or property, subject to Section 5.10, no adjustment need be made thereafter as to the cash, assets or property. Interest will not accrue on any cash into which the Debentures are convertible.

         (k) Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee or Conversion Agent shall have received such Officers' Certificate, the Trustee or Conversion Agent, as the case may be, shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Debenture at his last address appearing on the Security Register within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (l) In any case in which this Section 5.07 provides that an adjustment shall become effective immediately after (1) a record date or Regular Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 5.07(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 5.07(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 5.07(f) (each a "DETERMINATION DATE"), the Issuer may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion, or cash in lieu thereof, by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion, or cash in lieu thereof, before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 5.04. For purposes of this
Section 5.07(l), the term "ADJUSTMENT EVENT" shall mean:

                  (i) in any case referred to in clause (1) hereof, the occurrence of such event,

                  (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                  (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                  (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

         (m) For purposes of this Section 5.07, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Issuer, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 5.07, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         Section 5.08. When No Adjustment Required. When No Adjustment Required. No adjustment to the Conversion Rate need be made:

         (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer and the investment of additional optional amounts in shares of Common Stock under any plan;

         (b) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of its Subsidiaries;

         (c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (b) above and outstanding as of the date of this Fourth Supplemental Indenture;

         (d) for a change in the par value or to eliminate the par value of the Common Stock; or

         (e) for accrued and unpaid interest (including Additional Interest, if any).

         Section 5.09. Notice of Certain Transactions. In the event that:

                  (i) the Issuer takes any action which would require an adjustment in the Conversion Rate; or

                  (ii) the Issuer takes any action that requires a supplemental indenture pursuant to Section 5.10;

the Issuer shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Issuer shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i) or (ii) of this Section 5.09.

         Section 5.10. Effect of Reclassification, Consolidation, Merger or
Sale on Conversion Privilege. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 5.07(c) applies), (ii) any consolidation, merger, binding share exchange or combination of the Issuer with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or transfer of all or substantially all of the properties and assets of the Issuer to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Debenture shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or transfer by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or transfer assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or transfer (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or transfer is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 5.10 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or transfer for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5.

         The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures, at its address appearing on the Security Register, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 5.10 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and transfers.

         If this Section 5.10 applies to any event or occurrence, Section 5.07 shall not apply.

         Section 5.11. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Issuer is obligated to file with the Trustee pursuant to Section 5.07(k). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures, and the Trustee shall not be responsible for the Issuer's failure to comply with any provisions of this Article 5.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 5.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Issuer is obligated to file with the Trustee pursuant to Section 5.07(k).

         Section 5.12. Rights Issued in Respect Of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Debentures pursuant to this Article 5 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "RIGHTS"), if any, that shares of Common Stock are entitled to receive (except to the extent the Issuer settles its Conversion Obligation in cash) and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Issuer, as the same may be amended from time to time (in each case, a "RIGHTS AGREEMENT"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Debentures at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 5, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 5.07(d) upon the separation of the Rights from the Common Stock.

         Section 5.13 . Calculations In Respect Of The Debentures. The Issuer and, to the extent required by this Fourth Supplemental Indenture, the Board of Directors, will be responsible for making all calculations pursuant to Sections 5.02, 5.04, 5.07 or 5.10 and will make such calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders. Notwithstanding Section 5.07(k), the Trustee will forward the Issuer's calculations to any Holder upon the request of such Holder.

                                   ARTICLE 6
                          PURCHASE AT OPTION OF HOLDERS

         Section 6.01. Right to Require Purchase.

         (a) Each Holder has the right to require the Issuer to purchase all or a portion of the Debentures held by such Holder on July 15, 2009, January 15, 2014, and January 15, 2019, or if any such day is not a Business Day, on the immediately succeeding Business Day (each, a "PURCHASE DATE").

         (b) On or before the 20th Business Day prior to each Purchase Date, the Issuer shall mail a written notice to the Trustee and any Paying Agent and to each Holder at its address shown in the Security Register.

         The notice shall include the form of Purchase Notice to be completed by the Holder and shall state:

                  (i)      the Purchase Price;

                  (ii) the name and address of the Paying Agent and the Conversion Agent;

                  (iii) the Conversion Rate and any adjustments to the Conversion Rate;

                  (iv) that the Debentures with respect to which a Purchase Notice has been given by the Holder may be converted only if the Holder withdraws the Purchase Notice in accordance with the terms of the Indenture; and

                  (v) the procedures set forth in Section 6.02 that each Holder must follow to exercise its right to require the Issuer to purchase such Holder's Debentures.

         If any of the Debentures is in the form of a Registered Global Security, then the Issuer shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Registered Global Securities. In connection with providing such notice, the Issuer shall issue a press release and publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Issuer's web site or through such other public medium as the Issuer may use at that time.

         Section 6.02. Purchase Procedures. The Issuer shall purchase such Debentures for cash at a Purchase Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Purchase Date (the "PURCHASE PRICE") (provided that if the Purchase Date is an Interest Payment Date, any accrued and unpaid interest or Additional Interest, shall be paid to the Holder of record as of the applicable Regular Record Date, rather than to the Holder presenting the Debenture for purchase), at the option of the Holder thereof, upon:

         (a) delivery to the Paying Agent by the Holder of a written notice of purchase (a "PURCHASE NOTICE") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

                  (i) if a certificated Debenture has been issued, the certificate number of the Debenture which the Holder will deliver to be purchased or if not, such information as may be required under applicable procedures of the Depositary,

                  (ii) the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and

                  (iii) that such Debenture shall be purchased as of the applicable Purchase Date pursuant to the provisions of the Debentures and this Article 6; and

         (b) delivery of such Debenture to the Paying Agent (or effectuate a book-entry transfer of such Debenture in accordance with the Depositary's procedures) prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or book-entry transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Article 6 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         The Issuer shall purchase from the Holder thereof, pursuant to this
Article 6, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Fourth Supplemental Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

         Any purchase by the Issuer contemplated pursuant to the provisions of this Article 6 shall be consummated by the payment of the Purchase Price to be received by the Holder in cash promptly following the later of the Purchase Date and the time of delivery, or book-entry transfer of the Debenture as set forth in Section 6.04.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 6.02 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.03.

         The Paying Agent shall promptly notify the Issuer of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         Anything herein to the contrary notwithstanding, in the case of Registered Global Securities, any Purchase Notice may be delivered or withdrawn and such Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Trustee and the Depositary as in effect from time to time; provided that a Paying Agent is notified in writing of any such delivery or withdrawal.

         The Issuer may, at its option, specify additional dates on which Holders will have the right to require it to purchase Debentures upon written notice to the Paying Agent, the Trustee and the Holders. Such notice shall specify the additional dates upon which the Issuer shall be required to purchase the Debentures at the option of the Holders and shall be delivered to the Paying Agent, the Trustee and the Holders no less than 25 Business Days prior to the earliest purchase date specified in such notice.

         Section 6.03. Effect of Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice specified in Section 6.02(a), the Holder of the

Debenture in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price with respect to such Debenture. Such Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Purchase Date with respect to such Debenture (provided the conditions in Section 6.02 have been satisfied) and (y) the time of delivery, or book-entry transfer, of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 6.02. Debentures in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 5 hereof on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the applicable Purchase Date specifying:

                  (i) if certificated Debentures have been issued, the certificate number of the Debenture in respect of which such notice of withdrawal is being submitted, or if not, such information as may be required under appropriate procedures of the Depositary;

                  (ii) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted; and

                  (iii) the principal amount, if any, of such Debenture that remain subject to the original Purchase Notice and have been or will be delivered for purchase by the Issuer.

         The Paying Agent will promptly return to the respective Holders thereof any Debentures (in accordance with the applicable procedures of the Depositary in the case of Registered Global Securities) with respect to which a Purchase Notice has been withdrawn in compliance with this Fourth Supplemental Indenture, in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 6.04. Deposit of Purchase Price. Prior to 11:00 a.m. (New York City time) on the Purchase Date, the Issuer shall deposit with the Trustee or with the Paying Agent an amount of cash (in immediately available funds if deposited on such Purchase Date) sufficient to pay the aggregate Purchase Price of all of the Debentures or portions thereof which are to be purchased as of the Purchase Date. The manner in which the deposit required by this Section 6.04 is made by the Issuer shall be at the option of the Issuer, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the date of deposit.

         If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Purchase Price of any Debenture for which a Purchase Notice has been tendered and not withdrawn in accordance with this Fourth Supplemental Indenture on the Business Day following the Purchase Date then, immediately after such Purchase Date, such Debenture will cease to be outstanding, interest (including Additional Interest, if any) will cease to accrue, whether or not book-entry transfer of such Debentures is made or such Debentures are delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid).

         The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to deliver all money held by it pursuant to this Section 6.04 to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debentures for purchase shall be determined by the Issuer, whose determination shall be final and binding, absent manifest error.

         Section 6.05. Debentures Purchased in Part. Any Debenture that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Issuer, the Paying Agent or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Paying Agent or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) (or comply with the applicable procedures of the Depositary in the case of Registered Global Securities) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge except for any taxes to be paid by the Holder in the event a Debenture is registered under a new name, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not purchased.

         Section 6.06. Payment To Issuer. The Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to
Section 6.04 exceeds the aggregate Purchase Price of the Debentures or portions thereof which the Issuer is obligated to purchase as of the Purchase Date, then on the Business Day following the Purchase Date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Issuer. Thereafter, any Holder entitled to payment must look to the Issuer for payment as general creditors, unless an applicable abandoned property law designates another Person.

                                   ARTICLE 7
             PURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

         Section 7.01. Right to Require Purchase.

         (a) If at any time prior to Stated Maturity that Debentures remain outstanding there shall occur a Fundamental Change, Debentures shall be purchased by the Issuer in integral multiples of $1,000 principal amount at the option of the Holders thereof as of the date specified by the Issuer that is not less than 20 Business Days nor more than 35 Business Days after the date of the Issuer's notice, pursuant to clause (b) below, of the occurrence of the Fundamental Change (the "FUNDAMENTAL CHANGE PURCHASE DATE") subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 7.01. The purchase price of such Debentures (the "FUNDAMENTAL CHANGE PURCHASE PRICE") shall be equal to 100% of the principal amount of the Debentures to be purchased plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date, unless such Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Issuer shall pay the full amount of accrued and unpaid interest (including Additional Interest, if any) payable on such Interest Payment Date to the holder of record at the close of business on such Regular Record Date.

         A "FUNDAMENTAL CHANGE" shall be deemed to have occurred at such time after the original issuance of the Debentures as any of the following occurs:

                  (i) the Common Stock or other common stock into which the Debentures are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over the counter trading market in the United States;

                  (ii) a "PERSON" or "GROUP" within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, any Subsidiary of the Issuer or any employee benefit plan of the Issuer or any such Subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of Voting Stock of the Issuer representing more than 50% of the voting power of the Issuer's Voting Stock;

                  (iii) consummation of any share exchange, consolidation or merger of the Issuer pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person (other than the Issuer or one or more of the Issuer's Subsidiaries); provided, however, that a transaction where the holders of the Issuer's Voting Stock immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Voting Stock of the continuing or surviving corporation or transferee or lessee immediately after such event shall not be a Fundamental Change; or

                  (iv) Continuing Directors cease to constitute at least a majority of the Board of Directors;

provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if either (x) the Last Reported Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof shall equal or exceed 105% of the Conversion Price of the Debentures in effect immediately before the Fundamental Change or the public announcement thereof; or (y) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or reported by the NASDAQ National Market (or which shall be so traded or reported when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "PUBLICLY TRADED SECURITIES") and as a result of such transaction or transactions the Debentures become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares). For purposes of the foregoing proviso the term "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

A "CONTINUING DIRECTOR" shall mean a director who either was a member of the Board of Directors on December 16, 2003 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election (or re-election) or nomination (or re-nomination) for election by the Issuer's stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Issuer on behalf of the Board of Directors in which such individual is named as nominee for director.

         (b) On or before the 30th day after the occurrence of a Fundamental Change, the Issuer shall mail a written notice of the Fundamental Change to the Trustee and any Paying Agent and to each Holder.

         The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

                  (i) the events causing such Fundamental Change and the date of such Fundamental Change;

                  (ii) the date by which the Fundamental Change Purchase Notice pursuant to Section 7.01(c) must be given;

                  (iii)    the Fundamental Change Purchase Date;

                  (iv) the Fundamental Change Purchase Price that will be payable with respect to the Debentures as of the Fundamental Change Purchase Date;

                  (v)      briefly, the conversion rights of the Debentures;

                  (vi) the name and address of each Paying Agent and Conversion Agent;

                  (vii)    the Conversion Rate and any adjustments thereto;

                  (viii) that Debentures as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 5 only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Fourth Supplemental Indenture;

                  (ix) the procedures that the Holder must follow to exercise rights under this Section 7.01;

                  (x) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and

                  (xi) that the Holder must satisfy the requirements set forth in the Debentures in order to convert the Debentures.

         If any of the Debentures is in the form of a Registered Global Security, then the Issuer shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Registered Global Securities. In connection with providing such notice, the Issuer shall issue a press release containing the information included in the notice and publish such information in a newspaper of general circulation in the City of New York or publish such information on its website on the World Wide Web or such other public media as the Issuer may use from time to time.

         (c) A Holder may exercise its rights specified in subsection (a) of this Section 7.01 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Debentures and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Registered Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") to any Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date.

         The delivery of such Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price.

         The Issuer shall purchase from the Holder thereof, pursuant to this
Section 7.01, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Fourth Supplemental Indenture that apply to the purchase of all of a Debenture pursuant to this Section 7.01 through Section 7.05 also apply to the purchase of such portion of such Debenture.

         Any purchase by the Issuer contemplated pursuant to the provisions of this Section 7.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery of the Debenture to the Paying Agent in accordance with this Section 7.01 as set forth in Section 7.02.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or as to a portion thereof that is an principal amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 7.02.

         A Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

         Anything herein to the contrary notwithstanding, in the case of Registered Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Trustee and the Depositary as in effect from time to time; provide that a Paying Agent is notified in writing of any such delivery or withdrawal.

         Section 7.02. Effect Of Fundamental Change Purchase Notice. Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 7.01(c), the Holder of the Debenture in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Debenture. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Debenture (provided the conditions in Section 7.01(c) have been satisfied) and (b) the time of delivery of such Debenture to a Paying Agent by the Holder thereof in the manner required by Section 7.01(c). Debentures in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

         A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the applicable Fundamental Change Purchase Date specifying:

                  (i) if certificated Debentures have been issued, the certificate numbers for Debentures in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

                  (ii) the principal amount, in integral multiples of $1,000, of the Debentures with respect to which such notice of withdrawal is being submitted; and

                  (iii) the principal amount, if any, of such Debentures that remain subject to the original Fundamental Change Purchase Notice and have been or will be delivered for purchase by the Issuer.

         The Paying Agent will promptly return to the respective Holders thereof any Debentures (or comply with the applicable procedures of the Depositary in the case of Registered Global Securities) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Fourth Supplemental Indenture, in which case, upon such return, the Fundamental

Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 7.03. Deposit of Fundamental Change Purchase Price. On or before 11:00 a.m. New York City time on the Fundamental Change Purchase Date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of cash (in immediately available funds if deposited on the Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Debentures or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this Section 7.03 is made by the Issuer shall be at the option of the Issuer, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the date of such deposit.

         If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Debenture for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Fourth Supplemental Indenture on the Fundamental Change Purchase Date then, immediately following the Fundamental Change Purchase Date, such Debenture will cease to be outstanding, interest (including Additional Interest, if any) will cease to accrue and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price). The Issuer shall publicly announce the principal amount of Debentures purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

         Section 7.04. Debentures Purchased in Part. Any Debenture that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Issuer, the Paying Agent or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Paying Agent or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) (or comply with the applicable procedures of the Depositary in the case of Registered Global Securities) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge except for any taxes to be paid by the Holder in the event a Debenture is registered under a new name, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not purchased.

         Section 7.05. Repayment to the Issuer. The Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by them for the payment of the Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 7.03 exceeds the aggregate Fundamental Change Purchase Price of the Debentures or portions thereof which the Issuer is obligated to purchase as of the Fundamental Change Purchase Date, then on the Business Day following the Fundamental Change Purchase Date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Issuer. Thereafter, any Holder entitled to payment must look to the Issuer for payment as general creditors, unless an applicable abandoned property law designates another Person.

                                   ARTICLE 8
                             COVENANTS OF THE ISSUER

         Section 8.01. Notice Of Additional Interest. In addition to the covenants of the Issuer set forth in Article Three of the Indenture, the following covenants and agreements shall apply to the Issuer:

         (a) As soon as practicable following the first Business Day of an Interest Period for which Additional Interest will be payable, the Issuer shall issue a press release containing this information and publish the information on its website on the World Wide Web.

         (b) On any Interest Payment Date on which Additional Interest is payable, the Issuer shall issue a press release stating the amount of such Additional Interest and setting forth the manner in which such amount was calculated, and publish such information on its website on the World Wide Web.

         Section 8.02. Reports By Issuer. If at any time while any of the Debentures are "restricted securities" within the meaning of Rule 144, the Issuer is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will prepare and will furnish to any Holder, any beneficial owner of Debentures and any prospective purchaser of Debentures designated by a Holder or a beneficial owner of Debentures, promptly upon request, the information required pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Debentures.

         Section 8.03. Limitation on Liens, Limitation on Sale and Lease-Back. For so long as any of the 5.5% Senior Notes due 2014, 6.45% Senior Notes due 2024 or the 6.5% Senior Notes due 2034 of the Issuer shall remain outstanding (as determined pursuant to the Indenture), and the covenants of the Issuer set forth in Sections 3.6 and 3.7 in the Indenture apply to any of such Notes (such period, the "COVENANT APPLICABILITY PERIOD"), the covenants and agreements of the Issuer set forth in Sections 3.6 and 3.7 of the Indenture shall apply to the Debentures.

         After the end of the Covenant Applicability Period, such covenants (and any related Events of Default) shall no longer apply to the Debentures.

                                   ARTICLE 9
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         Section 9.01. Consolidations And Mergers Of Company Permitted Subject To Certain Conditions. Nothing contained in this Fourth Supplemental Indenture shall prevent any consolidation or merger of the Issuer with or into any other corporation or corporations (whether or not affiliated with the Issuer), or successive consolidations or mergers in which the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all the property of the Issuer to any other corporation (whether or not affiliated with the Issuer) authorized to acquire and operate the same; provided, however, that immediately after giving effect to such transaction, no Event of Default with respect to any series of Securities and no event which, after notice or lapse of time or both, would become an Event of Default with respect to any series of Securities shall have occurred and be continuing; and provided, further, that upon any such consolidation, merger, sale or conveyance, other than a consolidation or merger in which the Issuer is the continuing corporation, the due and punctual payment of the Redemption Price, Purchase Price, Fundamental Change Purchase Price and principal of and interest (including Additional Interest, if any) on all of the Debentures, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Issuer) formed by such consolidation, or into which the Issuer shall have been merged, or by the corporation which shall have acquired such property, and, provided, further, that such corporation shall be incorporated under the laws of the United States of America or a State of the United States of America.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.01. Ratification of Indenture. The Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Fourth Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided. Notwithstanding the foregoing, to the extent that any of the terms of this Fourth Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of the Fourth Supplemental Indenture shall govern.

         Section 10.02. Amendments or Supplemental Indentures With Consent Of Holders. This Fourth Supplemental Indenture may be amended or supplemented as provided in Article 8 of the Indenture. In addition to Section 8.1 of the Indenture, the Issuer and the Trustee may amend this Fourth Supplemental Indenture or enter into any supplemental indenture without the consent of the Holders of Debentures to conform the Fourth Supplemental Indenture to the section entitled "Description of Debentures" in the Issuer's Offering Memorandum dated December 10, 2003 relating to the Debentures. In addition to Section 8.2 of the Indenture, neither the Issuer nor the Trustee may amend this Fourth Supplemental Indenture or enter into any supplemental indenture without the consent of each Holder of Debentures affected thereby to (a) reduce any amount payable on repurchase of the Debentures (including a repurchase upon a Fundamental Change) or change the currency in which such repurchase is payable or (b) make any change that adversely affects the right to convert the Debentures or reduce the amount payable upon conversion.

         Section 10.03. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE, EACH DEBENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         Section 10.04. Counterparts. This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument.

         Section 10.05. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be executed as of the date first above written.

                                     WYETH, as Issuer

                                     By: /s/ Jack M. O'Connor
                                         ---------------------------------------
                                         Name:   Jack M. O'Connor
                                         Title:  Vice President & Treasurer

                                     JPMORGAN CHASE BANK,
                                       as Trustee

                                     By: /s/ Rosa Ciaccia
                                         ---------------------------------------
                                         Name:   Rosa Ciaccia
                                         Title:  Trust Officer

                                                                       EXHIBIT A

         [Insert if Registered Global Security:] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS REGISTERED GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

         [Insert if Restricted Security:] [THIS DEBENTURE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THIS DEBENTURE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS DEBENTURE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
(A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION

UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO WYETH OR ANY SUBSIDIARY THEREOF OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

         THIS DEBENTURE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

                                      WYETH

              Floating Rate Convertible Senior Debentures due 2024

         No. ___                                    Principal Amount:  $________
         Issue Date: ________                                   CUSIP:  ________

         WYETH, a Delaware corporation (the "ISSUER"), for value received, hereby promises to pay to ______________, or registered assigns, [$______] on January 15, 2024.

         This Debenture shall bear interest as specified on the reverse side of this Debenture and in the Supplemental Indenture. Additional Interest, if any, on this Debenture, will be payable as specified on the reverse side of this Debenture and in the Supplemental Indenture. This Debenture is convertible, is subject to redemption at the option of the Issuer or purchase at the option of the Holder hereof, all as specified on the reverse side of this Debenture and in the Supplemental Indenture.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:______________

                                     WYETH

                                     By: _______________________________________
                                         Name:
                                         Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

JPMORGAN CHASE BANK, as Trustee,
certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By: _______________________________________
    Authorized Officer

                       [FORM OF REVERSE SIDE OF DEBENTURE]

              Floating Rate Convertible Senior Debentures due 2024

         This Debenture is one of a duly authorized issue of securities of the Issuer limited in aggregate principal amount to $1,020,000,000, issued under an Indenture, dated as of April 10, 1992 (as amended on October 13, 1992) (the "INDENTURE"), and as further amended and supplemented from time to time, as supplemented by a Fourth Supplemental Indenture, dated as of December 16, 2003 (the "SUPPLEMENTAL INDENTURE"), between the Issuer and JPMorgan Chase Bank, as Trustee (the "TRUSTEE," which term includes any successor trustee under the Supplemental Indenture and as further amended and supplemented from time to time), to which Indenture and Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Debenture are used as defined in the Supplemental Indenture.

INTEREST.

         This Debenture will bear interest from December 16, 2003 or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on January 15 and July 15 of each year (each, an "INTEREST PAYMENT DATE"), subject to Section 2.13 of the Supplemental Indenture, commencing July 15, 2004, at the rate per annum equal to 6-month LIBOR, reset semi-annually on each Interest Reset Date, minus 0.50%. The rate of interest for the first Interest Period shall be 0.73625% per annum. Regardless of the level of 6-month LIBOR, however, the annual rate of interest on the Debentures during any Interest Period will never be less than zero. Interest on this Debenture shall be calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Period. Interest payable on this Debenture on any Interest Payment Date will include interest for the immediately preceding Interest Period. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture and Supplemental Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the January 1 or July 1, as the case may be, immediately preceding the relevant Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Debenture (or one or more

Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to the Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture and the Supplemental Indenture.

ADDITIONAL INTEREST.

         The Debentures shall bear Additional Interest at the rates set forth, and subject to the provisions of the Registration Rights Agreement. Additional Interest, if any, shall be payable semi-annually in arrears on each Interest Payment Date, as set forth in the Registration Rights Agreement.

INTEREST ON OVERDUE AMOUNTS.

         If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 5.1 of the Indenture, upon the dates set for payment of the Redemption Price, Purchase Price or Fundamental Change Purchase Price, or upon the Stated Maturity of this Debenture) or if interest due hereon (including Additional Interest, if any) (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate then borne by this Debenture. All such interest shall be payable as set forth in the Indenture.

METHOD OF PAYMENT.

         Subject to the terms and conditions of the Indenture and the Supplemental Indenture, the Issuer will make payments in respect of Redemption Price, Purchase Price, Fundamental Change Purchase Price and at Stated Maturity to Holders who surrender Debentures to a Paying Agent to collect such payments in respect of the Debentures; provided that if any Redemption Date, Purchase Date or Fundamental Change Date is an Interest Payment Date, accrued and unpaid interest (including Additional Interest, if any) shall be paid to the Holder of record as of the applicable Regular Record Date. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may make such cash payments by check payable in such money; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Registered Global Securities and all Debentures of Holders of more than $2,000,000 aggregate principal amount of Debentures that have requested such method of payment and provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable Interest

Payment Date. If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date, Purchase Date, or Fundamental Change Purchase Date) falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Interest Payment Date to such next succeeding Business Day, provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the Business Day immediately preceding such Interest Payment Date. If the Stated Maturity, Redemption Date, Purchase Date or Fundamental Change Purchase Date of this Debenture would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity, Redemption Date, Purchase Date or Fundamental Change Purchase Date to such next succeeding Business Day.

PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

         Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Issuer may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Issuer or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

INDENTURE.

         The terms of the Debentures include those stated in the Indenture, the Supplemental Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The Debentures are subject to all such terms, and Holders are referred to the Indenture, Supplemental Indenture and the TIA for a statement of those terms.

         The Debentures are general unsecured obligations. The Indenture does not limit other indebtedness of the Issuer.

REDEMPTION AT THE OPTION OF THE ISSUER.

         No sinking fund is provided for the Debentures. Prior to July 20, 2009, the Debentures shall not be redeemable at the option of the Issuer. Beginning on July 20, 2009 and until the Stated Maturity, the Debentures are redeemable for cash as a whole, or from time to time in part, at the option of the Issuer at a Redemption Price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date, as provided in Article 4 of the Supplemental Indenture.

         If the Issuer redeems less than all of the outstanding Debentures, the Trustee will select the Debentures to be redeemed (i) by lot; (ii) pro rata; or
(iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Debentures for partial redemption and the Holder converts a portion of the same Debentures, the converted portion shall be deemed to be from the portion selected for redemption.

NOTICE OF REDEMPTION.

         Notice of redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest shall cease to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000.

PURCHASE BY THE ISSUER AT THE OPTION OF THE HOLDER.

         Each Holder has the right to require the Issuer to purchase the Debentures held by such Holder on July 15, 2009, January 15, 2014 and January 15, 2019, or if any such day is not a Business Day, the next succeeding Business Day (each, a "PURCHASE DATE"). If required by any Holder, the Issuer shall purchase Debentures for cash at a Purchase Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Debentures to the Paying Agent by the Holder as set forth in the Supplemental Indenture.

         At the option of the Holder and subject to the terms and conditions of the Supplemental Indenture, the Issuer shall purchase all or a portion of the Debentures held by such Holder as of the date that is not less than 20 nor more than 35 Business Days after the date of the Issuer's notice to Holders of the occurrence of a Fundamental Change occurring prior to Stated Maturity for a Fundamental Change Purchase Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date, unless such Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Issuer shall pay the full amount of accrued and unpaid interest (including Additional Interest, if any) payable on such Interest Payment Date to the Holder at the close of business on such Regular Record Date.

         Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Supplemental Indenture.

         As provided in the Supplemental Indenture, if cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, all interest (including Additional Interest, if any) ceases to accrue on such Debentures (or portions thereof) immediately after such Purchase Date or Fundamental Change Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Debenture).

CONVERSION.

         Subject to the terms of the Supplemental Indenture, the Holder of a Debenture may convert the Debenture into shares of Common Stock at the Conversion Rate under the circumstances set forth in of the Supplemental Indenture; provided, however, the Issuer may satisfy its obligation with respect to any demand for conversion by delivering Common Stock, cash or a combination of cash and Common Stock. The Conversion Rate for the Debentures on any Conversion Date shall be determined as set forth in the Supplemental Indenture. Upon conversion of a Debenture, the Issuer shall deliver the Conversion Settlement Distribution within the time periods set forth in Section 5.02 of the Supplemental Indenture.

         A Debenture in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice exercising the option of such Holder to require the Issuer to purchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         A Holder's right to convert the Debentures into Common Stock of the Issuer is also subject to the Issuer's right to elect pursuant to Section 5.03 of the Supplemental Indenture to pay such Holder cash in lieu of delivering all or part of such Common Stock; the Issuer may, in accordance with the terms set forth in the Supplemental Indenture, irrevocably elect to pay the principal amount of Debentures tendered for conversion in cash and the remainder of the Conversion Obligation in shares of Common Stock.

         A Holder may convert a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Supplemental Indenture. On conversion of a Debenture, any accrued and unpaid interest with respect to such Debenture that is attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) to the Conversion Date shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder of such Debenture through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Debenture being converted pursuant to the provisions hereof, and the fair market value of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for any accrued and unpaid interest attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) to the Conversion Date, and the balance, if any, of such fair market value shall be treated as issued in exchange for the principal amount of the Debenture being converted pursuant to the provisions hereof. Notwithstanding the preceding sentence, on conversion of a Debenture during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date, the Holder on such Regular Record Date shall receive the interest payable on such Interest Payment Date.

         Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the close of business on the Business Day immediately preceding such Interest Payment Date shall be accompanied by payment to the Issuer or its order, in New York Clearing House funds or other funds acceptable to the Issuer, of an amount equal to the interest payable on such Interest Payment Date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Issuer has specified a Redemption Date that occurs during the period from the close of business on a Regular Record Date to the close of business on the Interest Payment Date to which such Regular Record Date relates, (2) the Issuer has specified a Fundamental Change Purchase Date during such period or (3) only to the extent any overdue interest exists on the Conversion Date with respect to the Debentures converted.

         No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash pursuant to Section 5.04 of the Supplemental Indenture. The Issuer shall deliver cash or a check in lieu of any fractional share of Common Stock.

         To convert a Debenture, a Holder must fulfill the conditions set forth in Section 5.02 of the Supplemental Indenture.

         The Conversion Rate will be adjusted as set forth in Article 5 of the Supplemental Indenture.

DENOMINATIONS; TRANSFER; EXCHANGE.

         The Debentures are in fully registered form, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Supplemental Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before the mailing of a notice of redemption of Debentures to be redeemed.

PERSONS DEEMED OWNERS.

         The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes; provided, however, that a holder of a beneficial interest in a Registered Global Security may directly enforce such holder's right to exchange such beneficial interest for Debentures in definitive form as set forth in the Supplemental Indenture.

UNCLAIMED MONEY OR DEBENTURES.

         The Trustee and the Paying Agent shall return to the Issuer upon written request any money or securities held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years subject to applicable unclaimed property law. After return to the Issuer, Holders entitled to the money or securities must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.

AMENDMENT; WAIVER.

         Subject to certain exceptions set forth in the Indenture and Supplemental Indenture, (i) the Indenture, the Supplemental Indenture or the Debentures may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding. The Issuer and the Trustee may amend the Indenture and the Supplemental Indenture under certain circumstances without the consent of the Holders, as described in the Indenture and the Supplemental Indenture. However, the Indenture requires the consent of each Holder that would be affected for certain specified amendments or modifications of the Indenture, the Supplemental Indenture and the Debentures.

DEFAULTS AND REMEDIES.

         The Indenture provides that, (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, or interest on, the Debentures, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the Debentures shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may then declare the principal of the Debentures and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Debenture, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or interest on, such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

TRUSTEE DEALINGS WITH THE ISSUER.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture and Supplemental Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

NO RECOURSE AGAINST OTHERS.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture, the Supplemental Indenture or in this Debenture, or because of the indebtedness evidenced hereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

AUTHENTICATION.

         This Debenture shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Debenture.

ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, SUPPLEMENTAL INDENTURE AND THIS DEBENTURE.

                                 _______________

         The Issuer will furnish to any Holder upon written request and without charge a copies of the Indenture and Supplemental Indenture.

         Wyeth
         Five Giralda Farms
         Madison, NJ  07940

                                   Schedule I

           [Include Schedule I only for a Registered Global Security]

                                      WYETH
               Floating Rate Convertible Senior Debenture Due 2024

         No. _______

                                                     Notation Explaining Principal         Authorized Signature of
Date        Principal Amount                               Amount Recorded                    Trustee or Trustee
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
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

                                 ASSIGNMENT FORM

To assign this Debenture, fill in the form below:

         For value received ______________________________hereby sell(s), assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Debenture on the books of Wyeth (the "ISSUER"), with full power of substitution in the premises.

         In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Debenture is being transferred:

         [ ] To a person reasonably believed by the transferor to be a "QUALIFIED INSTITUTIONAL BUYER" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

         [ ] Pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Rule 144 thereunder (if available); or

         [ ]      To the Issuer or a subsidiary thereof; or

         [ ] Pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

         Unless one of the boxes is checked, the Trustee or Registrar will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________

                                           ______________________________

                                           ______________________________
                                           Signature(s)

                                           Signature(s) must be guaranteed by an
                                           "ELIGIBLE GUARANTOR INSTITUTION"
                                           meeting the requirements of the
                                           Security registrar, which
                                           requirements include membership or
                                           participation in the Security
                                           Transfer Agent Medallion Program
                                           ("STAMP") or such other "SIGNATURE
                                           GUARANTEE PROGRAM" as may be
                                           determined
                                           by the Security registrar in addition
                                           to, or in substitution for, STAMP,
                                           all in accordance with the Securities
                                           Exchange Act of 1934, as amended.

                                           ______________________________
                                                Signature Guarantee

                                CONVERSION NOTICE

To convert this Debenture into Common Stock of the Issuer, check the box: [ ]

To convert only part of this Debenture, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $
___________________________

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________

                 (Insert other person's soc. sec. or tax ID no.)

________________________________________________________________________________

            (Print or type other person's name, address and zip code)

Your
Signature: _____________________________________________

(Sign exactly as your name appears on the other side of this Debenture)

                                 PURCHASE NOTICE

TO:      WYETH
         JPMORGAN CHASE BANK

         The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Wyeth (the "ISSUER") regarding the right of holders to elect to require the Issuer to purchase the Debentures and requests and instructs the Issuer to purchase the entire principal amount of this Debenture, or portion thereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture at the price of 100% of the principal amount or proportional portion thereof, together with accrued interest (including Additional Interest, if any) to, but excluding, the Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be purchased by the Issuer as of the applicable Purchase Date pursuant to the terms and conditions specified in the Supplemental Indenture.

         Dated:

         Signature(s):

         NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

         Debenture Certificate Number (if applicable):

         Principal amount to be purchased (if less than all):

         Social Security or Other Taxpayer Identification Number:

            OPTION OF HOLDER TO ELECT PURCHASE ON FUNDAMENTAL CHANGE

TO:      WYETH
         JPMORGAN CHASE BANK

         The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Wyeth (the "ISSUER") regarding the right of holders to elect to require the Issuer to purchase the Debentures upon a Fundamental Change and requests and instructs the Issuer pursuant to Section
7.01 of the Supplemental Indenture to purchase the entire principal amount of this Debenture, or portion thereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture at the price of 100% of the principal amount or proportional portion thereof, together with accrued interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Supplemental Indenture. The Debentures shall be repurchased by the Issuer as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Supplemental Indenture.

         Dated:

         Signature(s):

         NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

         Debenture Certificate Number (if applicable):

         Principal amount to be purchased (if less than all):

         Social Security or Other Taxpayer Identification Number: